EXHIBIT 21

SUBSIDIARIES OF
FLOWERS FOODS, INC.

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION
Flowers Finance, LLC	Delaware
Flowers Bakeries Brands, Inc.	Delaware
Flowers Foods Bakeries Group, LLC	Georgia
Flowers Baking Co. of Opelika, LLC	Alabama
Flowers Baking Co. of Tuscaloosa, LLC	Alabama
Bailey Street Bakery, LLC	Alabama
Flowers Baking Co. of Texarkana, LLC	Arkansas
Flowers Baking Co. of Pine Bluff, LLC	Arkansas
Shipley Baking Company, LLC	Arkansas
Flowers Baking Co. of Batesville, LLC	Arkansas
Flowers Baking Co. of Florida, LLC	Florida
Flowers Baking Co. of Miami, LLC	Florida
Flowers Baking Co. of Jacksonville, LLC	Florida
Flowers Baking Co. of Bradenton, LLC	Florida
Flowers Baking Co. of Thomasville, LLC	Georgia
Flowers Baking Co. of Villa Rica, LLC	Georgia
Flowers Baking Co. of Tucker, LLC	Georgia
Table Pride, LLC	Georgia
Flowers Baking Co. of McDonough, LLC	Georgia
Flowers Baking Co. of Lafayette, LLC	Louisiana
Flowers Baking Co. of New Orleans, LLC	Louisiana
Flowers Baking Co. of Baton Rouge, LLC	Louisiana
Flowers Baking Co. of Jamestown, LLC	North Carolina
Franklin Baking Company, LLC	North Carolina
Flowers Baking Co. of Memphis, LLC	Tennessee
Flowers Baking Co. of Morristown, LLC	Tennessee
Flowers Baking Co. of Nashville, LLC	Tennessee
West Tennessee Baking Co., LLC	Tennessee
Flowers Baking Co. of Houston, LLC	Texas
Flowers Baking Co. of Texas, LLC	Texas
Flowers Baking Co. of Tyler, LLC	Texas
Flowers Baking Co. of San Antonio, LLC	Texas
Flowers Baking Co. of El Paso, LLC	Texas
Flowers Baking Co. of Denton, LLC	Texas
El Paso Baking Company de Mexico, S.A. de C. V.	Mexico
San Antonio Baking Co., LLC	Texas
Austin Baking Co., LLC	Texas
Corpus Christi Baking Co., LLC	Texas
Leeland Baking Co., LLC	Texas
Flowers Baking Co. of Norfolk, LLC	Virginia
Flowers Baking Co. of Lynchburg, LLC	Virginia
Flowers Baking Co. of West Virginia, LLC	West Virginia
The Donut House, LLC	West Virginia
Storck Baking Company, LLC	West Virginia
Flowers Foods Specialty Group, LLC	Georgia
Flowers Foods Specialty Sales, LLC	Georgia
Flowers Bakery of Atlanta, LLC	Georgia
Flowers Bakery of Suwanee, LLC	Georgia
Flowers Frozen Desserts, LLC	Georgia
Flowers Frozen Desserts Sales Support Group, LLC	Georgia
Flowers Foil Company, LLC	Georgia
Dan-co Bakery, LLC	Georgia

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION
Flowers Frozen Distributors, LLC	Georgia
Flowers Frozen Desserts of Pennsylvania, LLC	Georgia
Flowers Bakery of Crossville, LLC	Tennessee
Flowers Bakery Distributors, Inc.	Tennessee
Flowers Bakery of Cleveland, LLC	Tennessee
Flowers Bakery of London, LLC	Kentucky
Flowers Bakery of Montgomery, LLC	Alabama
Flowers Bakery of Birmingham, LLC	Alabama
Flowers Frozen Desserts of Pembroke, LLC	North Carolina
Flowers Frozen Desserts of Spartanburg, LLC	South Carolina
Flowers Frozen Dessert Brands, Inc.	South Carolina
Flowers Frozen Desserts of Stillwell, LLC	Oklahoma